UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 19, 2026

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HBCP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On October 19, 2026, the Registrant announced its results of operations for the quarter ended September 30, 2026. A copy of the related press release (the "Press Release") is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Press Release attached hereto is being furnished to the SEC and shall not be deemed "filed" for any purpose except as otherwise provided herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) After more than 45 years of distinguished service and leadership, Mr. John W. Bordelon will retire as Chief Executive Officer (“CEO”) of Home Bancorp, Inc. (“the Company”), the parent company for Home Bank, N.A. (the “Bank”), effective January 8, 2027. Following his retirement as CEO, he will continue to serve as Chairman and as a member of the Boards of Directors of the Company and the Bank, supporting continuity during the leadership transition.

Effective upon Mr. Bordelon’s retirement, Mr. Darren E. Guidry will assume the role as CEO and continue as President of the Company and the Bank. Mr. Guidry has served as President for the Company and the Bank since July 1, 2026. Since joining the organization in 1993, he has contributed to a balanced approach to growth and risk management, advanced the Company’s strategic priorities, and reinforced its commitment to long-term shareholder value.

Mr. Bordelon will continue to receive his current base salary through December 31, 2026, and for the portion of 2027 ending on his retirement date. He will remain eligible to earn an annual incentive performance award for 2026, with any payout to be made no later than March 12, 2027. Upon retirement, Mr. Bordelon’s outstanding unvested equity awards will continue to vest at a rate of 20% annually, provided he continues to serve as a member of the boards of directors for the Company and the Bank. His benefits under the Company’s and the Bank’s Salary Continuation Agreements will be treated as retirement benefits in accordance with the terms of those agreements.

In connection with Darren E. Guidry’s appointment as CEO upon Mr. Bordelon’s retirement, Mr. Guidry will serve on both the Company and Bank’s Board of Directors. At this time, Mr. Guidry’s salary, annual incentive plan and employee benefits will not change. There are no material plans, contracts or other arrangements (or amendments thereto) to which Mr. Guidry is a party, or in which he participates, that was entered into or amended, in connection with his promotion to CEO, and there are no family relationships between Mr. Guidry and any director or executive officer of the Company or the Bank.

A copy of the Company’s press release announcing the separation of Chief Executive Officer and President roles is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 19, 2026, the Registrant made available the supplemental information attached as Exhibit 99.2 prepared for use with the press release.

The investor presentation attached hereto as Exhibit 99.2 and incorporated herein by reference is being furnished pursuant to this Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01	Other Events

On October 19, 2026, the Registrant announced that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.32 per share. The cash dividend will be paid on November 13, 2026 to shareholders of record at the close of business on November 2, 2026.

Item 9.01	Financial Statements and Exhibits

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release - Results of Operations and Financial Condition, dated October 19, 2026
99.2	Home Bancorp, Inc. Investor Presentation - Q3 2026 Results
99.3	Press Release - CEO Retirement
104	The cover page of Home Bancorp Inc.'s Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME BANCORP, INC.

Date: October 19, 2026	By:	/s/ John W. Bordelon
John W. Bordelon
Chairman of the Board and Chief Executive Officer